SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 24, 2003

ACLARA BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29975	94-3222727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1288 Pear Avenue

Mountain View, California 94043

(Address of Principal Executive Offices)

(650) 210-1200

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On February 24, 2003, the Company announced that, pending the completion of the ongoing search for a new chief executive officer, a committee of the Company’s board of directors will fulfill the role of interim chief executive officer formerly held by Edward M. Hurwitz. A copy of the Company’s press release regarding this announcement is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 7.    Exhibits.

99.1	Text of Press Release, dated February 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2002	ACLARA BIOSCIENCES, INC.

	By:	/s/ ALFRED G. MERRIWEATHER
	Name:	Alfred G. Merriweather
	Its:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Text of Press Release, dated February 24, 2003.